Exhibit 3.1

Delaware	PAGE 1
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “ACTIVANT SOLUTIONS INC.” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     RESTATED CERTIFICATE, FILED THE EIGHTH DAY OF JULY, A.D. 1993, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AGREEMENT OF MERGER, FILED THE TWENTY-EIGHTH DAY OF JANUARY, A.D. 1997, AT 10 O’CLOCK A.M.
     CERTIFICATE OF AGREEMENT OF MERGER, FILED THE TWENTY-EIGHTH DAY OF JANUARY, A.D. 1997, AT 10:01 O’CLOCK A.M.
     CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-SIXTH DAY OF FEBRUARY, A. D. 1997, AT 1:30 O’CLOCK P.M.
     CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-SEVENTH DAY OF FEBRUARY, A.D. 1997, AT 1:40 O’CLOCK P.M.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

2119804 8100X	AUTHENTICATION: 4616034
060281083	DATE: 03-23-06

Delaware	PAGE 2
The First State
     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “TRIAD SYSTEMS CORPORATION” TO “COOPERATIVE COMPUTING, INC.”, FILED THE EIGHTEENTH DAY OF MARCH, A.D. 1997, AT 4 O’CLOCK P.M.
     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-SIXTH DAY OF FEBRUARY, A.D. 2002, AT 9 O’CLOCK A.M.
     CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “COOPERATIVE COMPUTING, INC.” TO “ACTIVANT SOLUTIONS INC.”, FILED THE SIXTH DAY OF OCTOBER, A.D. 2003, AT 3:56 O’CLOCK P.M.
     CERTIFICATE OF OWNERSHIP, FILED THE SECOND DAY OF MAY, A.D. 2006, AT 12:33 O’CLOCK P.M.
     CERTIFICATE OF CORRECTION, FILED THE FIFTH DAY OF MAY, A.D. 2006, AT 9:31 O’CLOCK P.M.

/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

2119804 8100X	AUTHENTICATION: 4616034
060281083	DATE: 03-23-06

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/08/1993
931895355 — 2119804
RESTATED CERTIFICATE OF INCORPORATION
OF TRIAD SYSTEMS CORPORATION
(Incorporated March 9, 1987 as Delaware Triad Systems Corporation)
     FIRST: The name of the Corporation is Triad Systems Corporation (hereinafter sometimes referred to as the “Corporation”).
     SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent at that address is The Corporation Trust Company.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may he organized under the General Corporation Law of Delaware.
     FOURTH:
     A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is fifty-one million (51,000,000), consisting of:
          (1) one million (1,000,000) shares of Preferred Stock, par value one cent ($0.01) per share (the “Preferred Stock”); and
          (2) fifty million (50,000,000) shares of Common Stock, par value one tenth of one cent ($0.001) per share (the “Common Stock”).
     B. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereon; provided, however, that each share of such Preferred Stock issued by the Corporation must be initially convertible into one share of Common Stock and will be entitled to a number of votes no greater than the number of votes applicable to the shares of Common Stock into which such shares of Preferred Stock are convertible. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing the series of Preferred Stock.

     Pursuant to the foregoing provision, the Board of Directors has created one series of Preferred Stock with the following rights, powers, preferences, qualifications, limitations and restrictions:
     Section 1. Designation and Amount. The shares of such series shall be designated as “Senior Cumulative Convertible Preferred Stock” (the “Senior Preferred Stock”), $0.01 par value per share, and the number of shares constituting such series shall be 1,000,000.
     Section 2. Dividends and Distributions. (A) The holders of the Senior Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, cumulative cash dividends payable (i) for the period (the “Initial Dividend Period”) from the date of first issuance of shares of Senior Preferred Stock to and including September 30, 1992, on November 2, 1992, and (ii) thereafter, for each Quarterly Dividend Period (as hereinafter defined), on the first business day of February, May, August and November in each year (hereinafter referred to as a “Quarterly Dividend Payment Date’’), at the following rates per share: (i) for the initial Dividend Period and for each subsequent Quarterly Dividend Period to and including September 30, 1995, at a rate per annum of $.80; (ii) for each Quarterly Dividend Period from October 1, 1995 to and including September 30, 1996, at a rate per annum of $1.60; and (iii) for each Quarterly Dividend Period commencing on October 1, 1996 and thereafter, at a rate per annum of $2.00, and shall be paid to holders of record on such respective dates which shall not be more than 60 days preceding such Quarterly Dividend Payment Dates, as may be determined by the Board of Directors in advance of the payment of the particular dividend. “Quarterly Dividend Periods” shall commence on October 1, January 1, April 1 and July 1 in each year and end on the day next preceding the first day of the next Quarterly Dividend Period. Dividends shall commence to accrue on a daily basis and be cumulative from the date of first issuance of shares of the Senior Preferred Stock. The amount of dividends so payable shall be determined on the basis of a year of 365/6 days. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Senior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-for-share basis among all such shares outstanding at the record date for such payment.
     (B) So long as any shares of the Senior Preferred Stock are outstanding, no dividends or other distributions, other than dividends or distributions payable in shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Senior Preferred Stock, shall be declared or paid or distributed, or set aside for payment or distribution (including repurchases or redemption of stock ranking junior to the Senior Preferred Stock, other than repurchases of Common Stock from the Corporation’s employees in an amount not to exceed in the aggregate 100,000 shares, and the acceptance by the Corporation of shares of Common Stock in lieu of cash as payment for all or part of the exercise price of stock options held by employees or directors), on the Corporation’s Common Stock or on any other shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Senior Preferred Stock unless, in each case, the dividends and distributions required by this Section 2 to be declared on the Senior Preferred Stock shall have been paid and, in the case of a cash dividend, the Board of Directors shall have concluded in good faith that such dividend is at a level consistent with a recurring quarterly dividend, rather than an extraordinary dividend.

     (C) The holders of the Senior Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein and in Section 5.
     Section 3. Voting Rights. No share of Senior Preferred Stock shall have any voting rights whatsoever on any matter, unless and until any holder of the shares of Senior Preferred Stock notifies the Secretary of the Corporation in writing that such holder elects to have the voting rights set forth in Sections 3(A) through 3(E) with respect to shares of Senior Preferred Stock. In the event of such notice, upon receipt thereof by the Secretary of the Corporation, all of the shares of Senior Preferred Stock shall have the voting rights set forth below. The Corporation shall, upon the written request of any stockholder of record of the Corporation, promptly mail to such stockholder a certificate of the Corporation’s Secretary stating whether the foregoing condition has been met.
          (A) Except as otherwise required by law or by this Section 3, the shares of Senior Preferred Stock shall be voted together with the Corporation’s Common Stock at any annual or special meeting of stockholders of the Corporation, and shall have voting rights and powers equal to the voting rights and powers of the Common Stock, with number of votes determined as follows: each share of Senior Preferred Stock shall be entitled to such number of votes on the record date fixed for any such meeting, as shall be equal to the whole number of shares of the Corporation’s Common Stock into which such share of Senior Preferred Stock is convertible immediately after the close of business on the record date fixed for such meeting. The holders of the shares of the Senior Preferred Stock shall have no rights with respect to the election of directors except for the voting rights set forth in Sections 3(B) and 3(C).
          (B) (1) Subject to Section 3(C) hereof, the holders of the Senior Preferred Stock, voting as a separate class, shall have the right to elect one director (the “Senior Preferred Director”) to a class of the Corporation’s Board of Directors separate and apart from the classes of directors elected by the Common Stock, with a term of office to expire at the 1993 annual meeting of stockholders and thereafter at each third succeeding annual meeting of stockholders after such election (subject to earlier termination in accordance with Section 3(B)(2)), provided that the Senior Preferred Director meets the eligibility qualifications set forth in the next sentence. To be qualified for election, the Senior Preferred Director in each case must be nominated by Richard C. Blum & Associates, Inc. (“RCBA”) and be reasonably acceptable to the Corporation. The Senior Preferred Director may be removed at any time without cause by the affirmative vote of the holders of a majority of the shares of Senior Preferred Stock at the time entitled to vote, and any vacancy thereby created or created by any removal of such director for cause may be filled only by the vote of such holders.
               (2) The right of the Senior Preferred Stock to elect the Senior Preferred Director will cease and terminate on the earlier of (a) the filing of a Schedule 13D with the Securities and Exchange Commission on behalf of RCBA, together with its affiliates and such accounts and partnerships as RCBA manages or advises (the “RCBA Group”) or (b) receipt by the Corporation of a certificate from RCBA pursuant to Section 3.7(c) of the Unit Purchase Agreement dated as of July 2, 1992 by and among RCBA, certain purchasers and the Corporation (the “Unit Purchase Agreement”), which Schedule 13D or Certificate reports that the RCBA Group has ceased to own beneficially in the aggregate (i) either Voting Stock representing 10% or more of the Total Current Voting Power or Equity Securities representing

10% or more of the Total Potential Voting Power, or (ii) a majority of the shares of Senior Preferred Stock issued on the date of first issuance of the Senior Preferred Stock. Upon the termination of the foregoing special voting rights, the term of office of the Senior Preferred Director shall forthwith terminate. The Corporation shall, upon the written request of any stockholder of record of the Corporation, promptly mail to such stockholder a certificate of the Corporation’s Secretary stating whether the conditions under this Section 3(B)(2) have been met.
               (3) For purposes of this Section 3, “Voting Stock” means outstanding shares of Common Stock, those outstanding shares of Preferred Stock entitled to vote (other than solely in connection with a default in payment of dividends) and any other outstanding securities of the Corporation having the ordinary power to vote in the election of directors of the Corporation, other than securities having such power only upon the happening of a contingency which has not yet occurred. “Total Current Voting Power” means, at the relevant point in time, all actually issued and outstanding Voting Stock. “Equity Securities” means any securities having voting rights in the election of the Corporation’s Board of Directors not contingent upon default, any securities convertible into or exercisable or exchangeable for any shares of the foregoing, counted in each case as if all such securities are fully converted, exercised or exchanged for the maximum number of voting securities obtainable, except that the Preferred Stock (and the Common Stock into which such Preferred Stock is convertible, unless actually outstanding) shall not be counted for this purpose. “Total Potential Voting Power” means, at the relevant point in time, all actually issued and outstanding Equity Securities.
          (C) In the event that the Corporation shall be in arrears as to dividend payments upon the Senior Preferred Stock required under Section 2 for four consecutive quarters, or for six of any eight consecutive quarters, the number of directors constituting the Corporation’s Board of Directors shall be increased by that number of directors which, when combined with the Senior Preferred Director, if any, and with the director, if any, nominated by RCBA pursuant to Section 3.6(b) of the Unit Purchase Agreement, constitutes not less than one third of the Corporation’s total authorized directors (such number of directors being referred to herein as the “Default Directors”). Thereafter, until such time as all dividends in arrears have been paid or declared and set apart for payment, holders of the Senior Preferred Stock, voting as a separate class, shall be entitled at each subsequent annual meeting of stockholders or any subsequent special meeting of stockholders for the election of directors, to elect the Default Directors to fill such newly created directorships. The Default Directors may be removed at any time, without cause by the affirmative vote of the holders of a majority of the shares of Senior Preferred Stock at the time entitled to vote, and any vacancy thereby created or created by any removal of such director for cause may be filled by the vote of such holders. If and when such dividend arrearage shall cease to exist, the holders of the Senior Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payment of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to the foregoing special voting rights shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced by the number added as provided in this section. The voting rights granted by this Section 3(C) shall be in addition to any other voting rights granted to the holders of the Senior Preferred Stock in this Section 3.

          (D) Except as set forth herein or as otherwise required by law, holders of Senior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent that they are entitled to vote with holders of the Common Stock as set forth herein) for taking any corporate action.
          (E) Notwithstanding anything herein to the contrary, upon the separation and separate certification of any share of Senior Preferred Stock from its Unit, as provided in Section 2 of the Unit Certificate attached as Exhibit B to the Unit Purchase Agreement, the holder of such share of Senior Preferred Stock shall immediately cease to have any voting rights whatsoever with respect to such share, except for the voting rights set forth in Section 3(C). The Corporation shall, upon the written request of any stockholder of record of the Corporation, promptly mail to such stockholder a certificate of the Corporation’s Secretary stating the number of shares of Series Preferred Stock as to which the foregoing condition has been met.
     Section 4. Reacquired Shares. Any shares of Senior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation and upon the taking of any action by applicable law become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.
     Section 5. Liquidation, Dissolution or Winding Up.
          (A) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the assets and funds of the Corporation available for distribution to the stockholders shall be distributed as follows:
               (i) The holders of the Senior Preferred Stock shall be entitled to receive, prior to and in preference to any distribution of any of the assets and funds of the Corporation to the holders of Common Stock or any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Senior Preferred Stock, $20.00 per share, plus an amount equal to accrued and unpaid dividends thereon, whether or not earned or declared, to the date of such distribution (the “Liquidation Preference”). If upon the occurrence of any liquidation, dissolution or winding up of the Corporation, the assets and funds available for distribution among the holders of the Senior Preferred Stock pursuant to this subsection (i) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Senior Preferred Stock in proportion to the amount of such Senior Preferred Stock owned by each holder.
               (ii) After the distribution described in subsection (i) above has been paid, the remaining assets and funds of the Corporation available for distribution to stockholders shall be distributed pro rata among the holders of Common Stock.
          (B) (1) A consolidation or merger of the Corporation with or into any other corporation or corporations, where the stockholders of the Corporation immediately prior to such transaction shall own less than a majority of the voting stock of the surviving corporation immediately following such consolidation or merger, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation (any of which transactions is referred to as a “Corporate Sale”), shall be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section 5 only in the event that the Price Per Common Share (as defined below) is less than 150% of the exercise price in effect immediately prior to the closing of the Corporate Sale of those certain Warrants (the “Warrants”) issued pursuant to the Unit Purchase Agreement (as defined in Section 3 hereof). In such event the Corporation shall, (i) if the Corporate Sale is a sale, conveyance or disposition of all or substantially all of the assets of the Corporation, redeem immediately after such Corporate Sale, to the extent funds are legally available therefor, all of the outstanding shares of Senior Preferred Stock for cash or other consideration received by the Corporation in such Corporate Sale in an amount per share equal to the Liquidation Preference calculated as of the date of such Corporate Sale, with the value of such other consideration received in such Corporate Sale to be determined by an Independent Appraiser (as defined below) (and the Corporation shall not effect such a Corporate Sale if funds are not legally available therefor without the approval of holders of a majority of the Senior Preferred Stock) or (ii) if the Corporate Sale is a merger or consolidation, ensure that the holders of Senior Preferred Stock receive as part of such Corporate Sale cash or securities with a value equal to the Liquidation Preference calculated as of the date of such Corporate Sale, such value to be determined by an Independent Appraiser, and if the Corporation does not ensure that the holders receive such consideration, the Corporation shall not effect such Corporate Sale without the approval of holders of a majority of the Senior Preferred Stock. The Price Per Common Share shall be calculated by dividing the Corporate Sale Proceeds by the number of shares of Common Stock on an As-Converted Basis. Common Stock on an As-Converted Basis shall be deemed to include all shares of Common Stock actually issued and outstanding immediately prior to the closing of such Corporate Sale and all shares of Common Stock issuable upon exercise or conversion of outstanding rights to acquire Common Stock determined by an independent appraiser or investment banking firm selected by the Corporation and reasonably acceptable to a majority of the holders of the Senior Preferred Stock (“Independent Appraiser”) to have an exercise price or conversion price of less than the market value of the Common Stock on the date of determination. Corporate Sales Proceeds shall be deemed to include the aggregate value of stock, securities, cash or other property to be distributed to the Corporation or its stockholders in connection with the Corporate Sale plus the consideration from the exercise or conversion of all rights to acquire Common Stock that are included in the Common Stock on an As-Converted Basis, net of (i) the product of the Liquidation Preference and the number of outstanding shares of Senior Preferred Stock immediately prior to the closing of the Corporate Sale (the “Aggregate Liquidation Preference”), and (ii) in the case of a sale of all or substantially all the assets of the Corporation, the fair market value of all liabilities other than the Aggregate Liquidation Preference, as determined by an Independent Appraiser.
          (2) In no event shall an amount be paid or distributed to the holders of the Senior Preferred Stock under this Section 5, if and so long as such payment would constitute a breach under the Company’s indebtedness as in effect on the date of the original issuance of the Senior Preferred Stock.
     (C) (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash or securities, an Independent Appraiser shall promptly be engaged to determine the value of the assets to be distributed to the holders of shares of Senior Preferred Stock.
          (2) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of securities, such securities shall be valued as follows:
               (a) Securities not subject to investment letter or other similar restrictions on marketability:
                    (i) If traded on a securities exchange or on the NASDAQ National Market System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing; and
                    (ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid and asked prices over the 30-day period ending three (3) days prior to the closing; and
                    (iii) If there is no active public market, the value shall be the fair market value thereof, as determined by an Independent Appraiser.
               (b) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (a)(i), (ii) or (iii) to reflect the approximate fair market value thereof, as determined by an Independent Appraiser.
     Section 6. Redemption.
          (A) Shares of Senior Preferred Stock may be redeemed, at the option of the Corporation, at any time or from time to time, subject to the provisions of this Section 6, out of funds legally available for such purpose. The redemption price for each share of Senior Preferred Stock shall be an amount in cash equal to the sum of $20.00 plus all accrued and unpaid dividends thereon to the date fixed for redemption. If less than all the outstanding shares of Senior Preferred Stock are to be redeemed in an initial redemption, the shares to be redeemed shall be at least half of the shares of the Senior Preferred Stock outstanding on the redemption date, and the shares so to be redeemed shall be redeemed on a pro-rata basis among all such shares outstanding at the record date for such redemption. If less than all the outstanding shares of Senior Preferred Stock are redeemed in such an initial redemption, the Corporation shall be required to redeem all remaining shares of Senior Preferred Stock outstanding in any subsequent redemption.
          (B) Mechanics of Redemption.
               (i) In the event the Corporation shall redeem shares of Senior Preferred Stock, notice of such redemption (the “Redemption Notice”) shall be given by first class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder’s address as the same appears on the stock register of the Corporation. Each such Redemption Notice shall state the redemption date (the “Redemption Date”), the number of shares of Senior Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder, the redemption price, the place or places where certificates for such shares are to be surrendered for payment of the redemption price, and that dividends on the shares to be redeemed will cease to accrue on such Redemption Date. A Redemption Notice having been named as aforesaid, from and after the Redemption Date (unless default shall be made by the Corporation in providing money for the payment of the redemption price), dividends on the shares of the Senior Preferred Stock so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as holders of Senior Preferred Stock (except the right to receive from the Corporation the redemption price) shall cease except as herein provided. Shares of Senior Preferred Stock so called for redemption may be tendered by the holder thereof to the Corporation for the exercise of Warrants issued pursuant to the Unit Purchase Agreement as defined in Section 3 hereof for thirty (30) days after the mailing of the Redemption Notice pursuant to Section 6(B)(ii) hereof. Upon surrender in accordance with said Redemption Notice of the certificates for any shares of Senior Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid.
               (ii) The Corporation’s obligation to provide moneys in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Corporation shall deposit in a bank or trust company having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such funds be applied to the redemption of the shares of Senior Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of twelve (12) months from such Redemption Date shall be released or repaid to the Corporation, after which the holder or holders of Senior Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price.
     Section 7. Conversion. The holders of the Senior Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
          (A) Right to Convert.
               (i) Subject to subsection (C) below, each share of Senior Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Senior Preferred Stock, into such number of fully paid and nonassessablc shares of Common Stock as is determined by dividing $20.00 by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Senior Preferred Stock shall be $20.00, provided, however, that the Conversion Price for the Senior Preferred Stock shall be subject to adjustment as set forth in subsection (C) below.
               (ii) In the event of a call for redemption of any shares of Senior Preferred Stock pursuant to Section 6 hereof, the Conversion Rights shall terminate as to the shares designated for redemption at the close of business on the Redemption Date as may have been fixed in any Redemption Notice with respect to such shares of Senior Preferred Stock, unless default is made in payment of the redemption price.
          (B) Mechanics of Conversion. Before any holder of Senior Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Senior Preferred Stock, and shall give written notice by mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Senior Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Senior Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.
          (C) Conversion Price Adjustments. The Conversion Price of the Senior Preferred Stock shall be subject to adjustment from time to time as follows:
               (i) In case the Corporation shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding Common Stock, the Conversion Price of the Senior Preferred Stock in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately decreased, and in case the corporation shall at any time combine the outstanding shares of Common Stock, the Conversion Price of the Senior Preferred Stock in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such subdivision, dividend or combination, as the case may be.
               (ii) If at any time or from time to time there shall be a recapitalization of the Common Stock or a consolidation or merger of the Corporation with or into any other person (other than a consolidation or a merger in which the Corporation is the surviving entity and the holders of the Corporation’s voting stock (defined for purposes of this Section 7(C) as Common Stock and Senior Preferred Stock which has not lost its right to vote pursuant to Section 3(E)) before such consolidation or merger continue to own at least a majority of the voting power of the Corporation) or a sale of all or substantially of the assets of the Corporation, provision shall be made so that the holders of the Senior Preferred Stock shall thereafter be entitled to receive upon conversion of the Senior Preferred Stock the number of shares of stock or other securities or property of the Corporation, or otherwise, to which a holder of Common Stock deliverable upon conversion of the Senior Preferred Stock would have been entitled upon such event. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of the Senior Preferred Stock after the recapitalization, merger, consolidation or sale of assets to the end that the provisions of this Section 7 (including adjustment of the Conversion Price for the Senior Preferred Stock then in effect and the number of shares purchasable upon conversion of the Senior Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.
               (iii) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this subsection (C) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Senior Preferred Stock against impairment.
          (D) No Fractional Shares and Certificate as to Adjustments.
               (i) No fractional shares shall be issued upon conversion of the Senior Preferred Stock. In lieu of the issuance of any fractional share that would otherwise be issued, the Corporation shall pay in cash the fair value of such fraction of a share as of the time when those entitled to receive such fractions are determined. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Senior Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
               (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Senior Preferred Stock pursuant to this Section 7, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Senior Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Senior Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Conversion Price for the Senior Preferred Stock at the time in effect and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Senior Preferred Stock.
     (E) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right (including an event described in Section 7(c)(ii) hereof), the Corporation shall mail to each holder of Senior Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
     (F) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Senior Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Senior Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Senior Preferred Stock, in addition to such other remedies as shall be available to the holder of such stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.
          (G) Notices. Any notice required by the provisions of this Section 7 to be given to the holders of shares of Senior Preferred Stock shall be deemed given if mailed, postage prepaid, or sent via overnight courier service and addressed to each holder of record at his address appearing on the books of the Corporation.
     Section 8. Ranking. The Senior Preferred Stock shall be senior to all other series of the Corporation’s preferred stock as to the payment of dividends and the distribution of assets.
     Section 9. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would alter or change the powers, preferences or special rights of the Senior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting together as a single class.
     FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
     A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by Statute or by this Certificate of Incorporation or the By-Laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
     B. The directors of the Corporation need not be elected by written ballot unless the By-Laws so provide.
     C. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
     D. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

     SIXTH:
     A. The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1988 annual meeting of stockholders, the term of office of the second class to expire at the 1989 annual meeting of stockholders and the term of office of the third class to expire at the 1990 annual meeting of stockholders. At each annual meeting of stockholders following such initial classification and election, directors shall be elected to succeed those directors whose terms expire for a term of office to expire at the third succeeding annual meeting of stockholders after their election. All directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, resignation, or removal of any director.
     B. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, removal from office, disqualification or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
     C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.
     SEVENTH: The Board of Directors is expressly empowered to adopt, amend or repeal By-laws of the Corporation. Any adoption, amendment or repeal of By-laws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). The stockholders shall also have power to adopt, amend or repeal the By-laws of the Corporation. In addition to any vote of the holders of any class or series of stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provisions of the By-laws of the Corporation.
     EIGHTH: A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
     Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
     NINTH: The Board of Directors of the Corporation (the “Board”), when evaluating any offer of another party, (a) to make a tender or exchange offer for any Voting Stock of the Corporation (as defined in Article SIXTH) or (b) to effect any merger, consolidation, or sale of all or substantially all of the assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to such factors as the Board determines to be relevant, including, without limitation:
     (i) the interests of the Corporation’s stockholders;
     (ii) whether the proposed transaction might violate federal or state laws;
     (iii) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation’s financial condition and future prospects; and
     (iv) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the Corporation, and the communities in which the Corporation conducts its business.
     In connection with any such evaluation, the Board is authorized to conduct such investigations and to engage in such legal proceedings as the Board may determine.
     TENTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal Article EIGHTH or this Article TENTH.

     IN WITNESS WHEREOF, the Corporation has caused this Restated Certificate of Incorporation, which only restates and integrates and does not further amend the provisions of the Restated Certificate of Incorporation of the Corporation as amended (there being no discrepancy between such provisions and the provisions of this Restated Certificate of Incorporation) and which has been duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware, to be signed and attested by duly authorized officers thereof and its corporate seal to be hereunto affixed this 30th day of June, 1993.

TRIAD SYSTEMS CORPORATION

By:	/s/ James R. Porter

James R. Porter
President and Chief Executive Officer
ATTEST:

/s/ Jerome W. Carlson
Jerome W. Carlson
Secretary

CERTIFICATE OF OWNERSHIP
AND MERGER
PURSUANT TO SECTION 253 OF THE GENERAL
CORPORATION LAW OF DELAWARE
     Pursuant to Section 253 of the General Corporation Law of Delaware, Triad Systems Corporation (the “Corporation”), a corporation incorporated under the General Corporation Law of Delaware on March 9, 1987, hereby certifies that the corporation owns all of the capital stock of each of the following foreign corporations.
          1. Computer System Dynamics, Inc. (“CSD”), a corporation incorporated under the laws of the State of Colorado; and
          2. Corporate Data Systems Corp. (“LoadSTAR”), a corporation incorporated under the laws of the State of New Jersey.
     Pursuant to resolutions duly adopted by the Corporation’s Board of Directors on September 26, 1996, a true and complete copy of which is attached hereto as Exhibit A, the Corporation determined to and did, to be effective as of September 27, 1996 (i) merge into itself CSD and LoadSTAR, and (ii) assume all of the liabilities and obligations of CSD and LoadSTAR.
     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by its authorized officer the 26th day of September, 1996.

TRIAD SYSTEMS CORPORATION

By	/s/ James R. Porter

James R. Porter, President

Exhibit A
to
Certificate of Ownership and Merger
Resolutions Adopting Merger

2

UNANIMOUS WRITTEN CONSENT OF
THE BOARD OF DIRECTORS OF
TRIAD SYSTEMS CORPORATION
     The undersigned, constituting all of the directors of Triad Systems Corporation, a Delaware corporation (the “Corporation”), do hereby adopt the following resolutions pursuant to Section 141 of the Delaware General Corporation Law:

PLAN OF MERGER — COMPUTER SYSTEM DYNAMICS, INC.
     WHEREAS, there has been presented to the Board for its approval a proposed Plan of Merger in the form attached hereto as Exhibit A (the “CSD Plan”) pursuant to which the Corporation proposes that Computer System Dynamics, Inc., a Colorado corporation and wholly-owned subsidiary of the Corporation, be merged with and into the Corporation;
     WHEREAS, the CSD Plan is intended to promote the long-term interests of the Corporation and its shareholders by fully integrating the business operations of CSD into those of the Corporation; therefore be it
     RESOLVED, that the proposed CSD Plan is hereby approved and adopted; and be it further
     RESOLVED, that the officers of the Corporation are authorized and directed to prepare, execute and file Articles of Merger in the State of Colorado, a Certificate of Ownership and Merger in the State of Delaware and any other necessary filings with appropriate regulatory authorities and to execute such further documents and to take such further actions as shall be appropriate to effect the merger of CSD with and into the Corporation.

PLAN OF MERGER — CORPORATE DATA SYSTEMS CORP. (“LoadSTAR”)
     WHEREAS, there has been presented to the Board for its approval a proposed Plan of Merger in the form attached hereto as Exhibit B (the “LoadSTAR Plan”) pursuant to which the Corporation proposes that Corporate Data Systems Corp. (“LoadSTAR”), a New Jersey corporation and wholly-owned subsidiary of the Corporation, be merged with and into the Corporation;
     WHEREAS, the LoadSTAR Plan is intended to promote the long-term interests of the Corporation and its shareholders by fully integrating the business operations of LoadSTAR into those of the Corporation; therefore be it
     RESOLVED, that the proposed LoadSTAR Plan is hereby approved and adopted; and be it further

     RESOLVED, that the officers of the Corporation are authorized and directed to prepare, execute and file a Certificate of Merger in the State of New Jersey, a Certificate of Ownership and Merger in the State of Delaware and any other necessary filings with appropriate regulatory authorities and to execute such further documents and to take such further actions as shall be appropriate to effect the merger of LoadSTAR with and into the Corporation.

OMNIBUS RESOLUTION
     RESOLVED, that the officers of the Corporation are, and each of them is, hereby authorized and empowered to take such other actions and to prepare, sign and deliver such other documents as may be necessary or advisable to carry out the intent and accomplish the purposes of the foregoing resolutions, and all prior actions taken by the officers of the Corporation in connection herewith are hereby ratified and approved.
     This Unanimous Written Consent may be signed in multiple counterparts, which together shall constitute a single document.
     IN WITNESS THEREOF, the undersigned have executed this Unanimous Written Consent to be effective September 26, 1996.

/s/ James R. Porter

James R. Porter

George O. Harmon

William W. Stevens

Henry M. Gay

Richard C. Blum

2

Certificate of Merger in the State of New Jersey, a Certificate of Ownership and Merger in the State of Delaware and any other necessary filings with appropriate regulatory authorities and to execute such further documents and to take such further actions as shall be appropriate to effect the merger of LoadSTAR with and into the Corporation.

OMNIBUS RESOLUTION
     RESOLVED, that the officers of the Corporation are, and each of them is, hereby authorized and empowered to take such other actions and to prepare, sign and deliver such other documents as may be necessary or advisable to carry out the intent and accomplish the purposes of the foregoing resolutions, and all prior actions taken by the officers of the Corporation in connection herewith are hereby ratified and approved.
     This Unanimous Written Consent may be signed in multiple counterparts, which together shall constitute a single document.
     IN WITNESS THEREOF, the undersigned have executed this Unanimous Written Consent to be effective September 26, 1996.

James R. Porter

/s/ George O. Harmon

George O. Harmon

William W. Stevens

Henry M. Gay

Richard C. Blum

2

Certificate of Merger in the State of New Jersey, a Certificate of Ownership and Merger in the State of Delaware and any other necessary filings with appropriate regulatory authorities and to execute such further documents and to take such further actions as shall be appropriate to effect the merger of LoadSTAR with and into the Corporation.

OMNIBUS RESOLUTION
     RESOLVED, that the officers of the Corporation are, and each of them is, hereby authorized and empowered to take such other actions and to prepare, sign and deliver such other documents as may be necessary or advisable to carry out the intent and accomplish the purposes of the foregoing resolutions, and all prior actions taken by the officers of the Corporation in connection herewith are hereby ratified and approved.
     This Unanimous Written Consent may be signed in multiple counterparts, which together shall constitute a single document.
     IN WITNESS THEREOF, the undersigned have executed this Unanimous Written Consent to be effective September 26, 1996.

James R. Porter

George O. Harmon

/s/ William W. Stevens

William W. Stevens

Henry M. Gay

Richard C. Blum

2

Certificate of Merger in the State of New Jersey, a Certificate of Ownership and Merger in the State of Delaware and any other necessary filings with appropriate regulatory authorities and to execute such further documents and to take such further actions as shall be appropriate to effect the merger of LoadSTAR with and into the Corporation.

OMNIBUS RESOLUTION
     RESOLVED, that the officers of the Corporation are, and each of them is, hereby authorized and empowered to take such other actions and to prepare, sign and deliver such other documents as may be necessary or advisable to carry out the intent and accomplish the purposes of the foregoing resolutions, and all prior actions taken by the officers of the Corporation in connection herewith are hereby ratified and approved.
     This Unanimous Written Consent may be signed in multiple counterparts, which together shall constitute a single document.
     IN WITNESS THEREOF, the undersigned have executed this Unanimous Written Consent to be effective September 26, 1996.

James R. Porter

George O. Harmon

William W. Stevens

/s/ Henry M. Gay

Henry M. Gay

Richard C. Blum

2

Certificate of Merger in the State of New Jersey, a Certificate of Ownership and Merger in the State of Delaware and any other necessary filings with appropriate regulatory authorities and to execute such further documents and to take such further actions as shall be appropriate to effect the merger of LoadSTAR with and into the Corporation.

OMNIBUS RESOLUTION
     RESOLVED, that the officers of the Corporation are, and each of them is, hereby authorized and empowered to take such other actions and to prepare, sign and deliver such other documents as may be necessary or advisable to carry out the intent and accomplish the purposes of the foregoing resolutions, and all prior actions taken by the officers of the Corporation in connection herewith are hereby ratified and approved.
     This Unanimous Written Consent may be signed in multiple counterparts, which together shall constitute a single document.
     IN WITNESS THEREOF, the undersigned have executed this Unanimous Written Consent to be effective September 26, 1996.

James R. Porter

George O. Harmon

William W. Stevens

Henry M. Gay

/s/ Richard C. Blum

Richard C. Blum

2

Exhibit A
Plan of Merger – Computer System Dynamics, Inc.

3

PLAN OF MERGER
PURSUANT TO SECTION 7-111-104 OF THE
COLORADO BUSINESS CORPORATION ACT
     This Plan of Merger is hereby submitted to the Board of Directors of Triad Systems Corporation (“Triad”), a Delaware corporation, in connection with the proposed merger of Computer System Dynamics, Inc. (“CSD”), a Colorado corporation, with and into Triad.
     1. Merger Transaction; Names of Merging Corporations. Pursuant to Subchapter IX of the Delaware General Corporation Law and Article 111 of the Colorado Business Corporation Act, CSD shall merge, as of the Effective Date, as defined in Section 2 below, with and into Triad, such that Triad shall be the surviving corporation. This merge, is authorized pursuant to (i) Section 253 of the Delaware General Corporation Law providing, in part, for the merger of a foreign corporation which is a subsidiary of a Delaware corporation into the parent Delaware corporation, and (ii) Section 7-111-107 of the Colorado Business Corporation Act providing, in part, that a foreign corporation and a domestic corporation may be merged if such a merger is permitted by the foreign corporation’s jurisdiction of incorporation, the foreign corporation complies with all requirements imposed by the foreign jurisdiction, and both corporations comply with Article 111 of the Colorado Business Corporation Act.
     2. Terms and Conditions. As of the Effective Date, and without any further action necessary on the part of Triad, CSD or their respective Boards of Directors, (i) all of the assets and liabilities of CSD shall become the assets and liabilities of Triad and shall be transferred at the amounts at which they were carried on the books of CSD on the day immediately preceding the Effective Date, (ii) title to each and every asset and all property of whatever nature, both tangible and intangible, including without limitation all patents, trademarks, copyrights, licenses, trade secrets and all other intellectual property, and all rights, privileges, franchises and interests therein or related thereto or arising therefrom, both fixed and contingent, owned by CSD shall be vested in Triad without reversion or impairment, and (iii) the separate existence of CSD shall cease. Triad’s officers, directors, Certificate of Incorporation and Bylaws shall not change as a result of the merger. The effective date (the “Effective Date”) of the merger shall be September 27, 1996.
     3. Manner and Basis of Converting Shares. As of the Effective Date, all of the outstanding shares of the capital stock of CSD shall be canceled and no shares of the capital stock of Triad shall be issued in connection therewith.

Exhibit B
Plan of Merger – Corporate Data Systems Corp. (“LoadSTAR”)

4

PLAN OF MERGER
PURSUANT TO SECTION 14A:10-1 OF THE
NEW JERSEY BUSINESS CORPORATION ACT
     This Plan of Merger is hereby submitted to the Board of Directors of Triad Systems Corporation (“Triad”), a Delaware corporation, in connection with the proposed merger of Corporate Data Systems Corp. (“LoadSTAR”), a New Jersey corporation, with and into Triad.
     1. Merger Transaction; Names of Merging Corporations. Pursuant to Subchapter IX of the Delaware General Corporation Law and Chapter 10 of the New Jersey Business Corporation Act, LoadSTAR shall merge, as of the Effective Date, as defined in Section 2 below, with and into Triad, such that Triad shall be the surviving corporation. This merger is authorized pursuant to (i) Section 253 of the Delaware General Corporation Law providing, in part, for the merger of a foreign corporation which is a subsidiary of a Delaware corporation into the parent Delaware corporation, and (ii) Section 14A:10-7 of the New Jersey Business Corporation Act providing, in part, that one or more foreign corporations and one or more domestic corporations may be merged in the manner provided in Section 14A:10-5.1 of the New Jersey Business Corporation Act relating to the merger of a subsidiary corporation with and into its parent corporation.
     2. Terms and Conditions. As of the Effective Date, and without any further action necessary on the part of Triad, LoadSTAR or their respective Boards of Directors, (i) all of the assets and liabilities of LoadSTAR shall become the assets and liabilities of Triad and shall be transferred at the amounts at which they were carried on the books of LoadSTAR on the day immediately preceding the Effective Date, (ii) title to each and every asset and all property of whatever nature, both tangible and intangible, including without limitation all patents, trademarks, copyrights, licenses, trade secrets and all other intellectual property, and all rights, privileges, franchises and interests therein or related thereto or arising therefrom, both fixed and contingent, owned by LoadSTAR shall be vested in Triad without reversion or impairment, and (iii) the separate existence of LoadSTAR shall cease. Triad’s officers, directors, Certificate of Incorporation and Bylaws shall not change as a result of the merger. The effective date (the “Effective Date”) of the merger shall be September 27, 1996.
     3. Manner and Basis of Converting Shares. As of the Effective Date, all of the outstanding shares of the capital stock of LoadSTAR shall be canceled and no shares of the capital stock of Triad shall be issued in connection therewith.

AGREEMENT OF MERGER
BETWEEN
TRIAD SYSTEMS CORPORATION
AND
TRIAD INTERNATIONAL SALES CORPORATION
     AGREEMENT OF MERGER dated this 7th day of January, 1997, by and between TRIAD SYSTEMS CORPORATION, a Delaware corporation, herein called the surviving corporation and TRIAD INTERNATIONAL SALES CORPORATION, a California corporation, herein called the merging corporation.
     WITNESSETH that:
     WHEREAS, the parties to this Agreement, in consideration of the mutual agreements of each corporation as set forth hereinafter, deem it advisable and generally for the welfare of said corporation, that the merging corporation merge into the surviving corporation under and pursuant to the terms and conditions hereinafter set forth;
     NOW THEREFORE, the corporations parties to this Agreement, by and between their respective boards of directors, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby agree upon and prescribe the terms and conditions of said merger, the mode of carrying them into effect and the manner and basis of converting the shares of the constituent corporations into the shares of the surviving corporation, as follows:
     FIRST: The merging corporation shall be merged into the surviving corporation.
     SECOND: The Articles of Incorporation of the surviving corporation are not to be amended by virtue of the merger provided for in this Agreement.

     THIRD: The terms and conditions of the merger are as follows:
     The directors and officers of the surviving corporation on the effective date of this merger shall continue to be the directors and officers of the surviving corporation.
     Upon the merger becoming effective, the separate existence of the merging corporation shall cease and all the property, rights, privileges, franchises, patents, trademarks, licensees, registrations and other assets of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or deed and all property, rights, and every other interest of the surviving corporation and the merged corporation, shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees, from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.
     All rights of creditors and all liens upon the property of either of said corporation shall be preserved unimpaired, and all debts, liabilities and duties of this merged corporation shall

2

thenceforth attach to the surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.
     FOURTH: Each outstanding share of surviving corporation shall remain outstanding. The outstanding shares of merging corporation shall be canceled and no shares of surviving corporation shall be issued in exchange therefor.
     FIFTH: The Agreement of Merger shall become effective upon filing.
     IN WITNESS WHEREOF: the parties hereto have caused this Agreement of Merger to be executed by their respective officers thereunto duly authorized on this 7th day of January, 1997.

TRIAD SYSTEMS CORPORATION

By:	/s/ James R. Porter
James R. Porter, President

By:	/s/ Stanley F. Marquis
Stanley F. Marquis, Secretary

TRIAD INTERNATIONAL SALES CORPORATION

By:	/s/ James R. Porter
James R. Porter, President

By:	/s/ Stanley F. Marquis
Stanley F. Marquis, Secretary

3

AGREEMENT AND PLAN OF LIQUIDATION
     AGREEMENT AND PLAN OF LIQUIDATION made this 7th day of January, 1997 between TRIAD SYSTEMS CORPORATION, a Delaware corporation (hereinafter called “Shareholder”), and TRIAD INTERNATIONAL SALES CORPORATION, a California corporation (hereinafter called “the Corporation”).
     WHEREAS, Shareholder owns 3,000 shares of capital stock of the Corporation, which shares constitute all of the issued and outstanding capital stock of the Corporation; and
     WHEREAS, Shareholder wishes to approve, authorize and consent to the voluntary dissolution of the Corporation in accordance with the Corporations Code of the State of California,
     NOW THEREFORE, the parties hereby agree as follows:
1.	Shareholder approves, authorizes and consents to the voluntary dissolution of the Corporation, such dissolution to be effected as promptly as possible and in no event later than January 31, 1997 and in accordance with the plan of liquidation set forth in this Agreement.
2.	Shareholder hereby authorizes the officers of the Corporation to file a Consent of Shareholder to Dissolution with the Secretary of State of the State of California.
3.	The Shareholder hereby resolves that after payment of the Corporation’s debt, or provision is made therefor, the officers of the Corporation shall distribute all of the remaining property of the Corporation in complete cancellation or redemption of all of its issued and outstanding capital stock, such distribution to be made as promptly as practicable and in any event not later than January 31, 1997.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Liquidation to be executed by their respective duly authorized officers as of the day and year first above written.

TRIAD SYSTEMS CORPORATION

By:	/s/ Stanley F. Marquis
Stanley F. Marquis, Chief Financial
Officer and Secretary

TRIAD INTERNATIONAL SALES CORPORATION

By:	/s/ James R. Porter
James R. Porter, President

CERTIFIED COPY OF
DIRECTORS’ RESOLUTION
TO DISSOLVE CORPORATION
     I, STANLEY F. MARQUIS, do hereby certify that I am the duly elected and acting Secretary of Triad International Sales Corporation (hereinafter “Corporation”), a California corporation, that the following is a true and correct copy of certain preambles and resolution duly adopted by the Board of Directors of said Corporation by written consent; and that said preambles and resolution are in full force and effect:
     WHEREAS, the sole shareholder of Triad International Sales Corporation has executed and delivered to this Corporation a consent to the dissolution of the Corporation;
     WHEREAS, this Corporation is to be voluntarily dissolved pursuant to the appropriate provision of the California Corporations Code; and
     WHEREAS, it is now desired that a plan be affected for the complete liquidation of this Corporation on or prior to January 31, 1997;
     NOW THEREFORE, BE IT RESOLVED, that the following plan for the adopted of this Corporation on or prior to January 31, 1997, be and hereby adopted:
(1)	The proper officers of this Corporation shall file the appropriate Statement of Intent to Dissolve pursuant to the provisions of the California Corporations Code.

(2)	The assets and property of this Corporation, subject to its liabilities, shall be assigned and conveyed to Triad Systems Corporation, a Delaware corporation the sole shareholder of this Corporation, upon said shareholder agreeing to assume and pay said liabilities and surrendering for cancellation the certificates representing all of the outstanding shares of stock of this Corporation, and the proper officers of this Corporation shall execute, endorse and deliver all assignment, power deeds, bills of sale and documents of conveyance or other documents necessary to effect such conveyance to the sole shareholder.

(3)	Upon such conveyance and assumption, this Corporation shall be dissolved, and the proper officers of this Corporation shall file with the Secretary of State of the State of California the appropriate Articles of Dissolution pursuant to the provisions of the Corporations Code of California, and such other documents as may be required under the laws of California or of the United Stases as in such case my be provided.
     Witness my hand as Secretary of said Corporation this 17th day of January, 1997.

/s/ Stanley F. Marquis

Stanley F. Marquis, Secretary

OFFICERS’ CERTIFICATE
OF
TRIAD INTERNATIONAL SALES CORPORATION
     We, JAMES R. PORTER, President, and STANLEY F. MARQUIS, Secretary of TRIAD INTERNATIONAL SALES CORPORATION, a corporation duly organized and existing under the laws of the State of California do herby certify:
     1. That they are the President and the Secretary, respectively, of Triad International Sales Corporation, a California corporation.
     2. That the merger agreement was entitled to be and was approved by the Board of Directors alone without the approval of the sole shareholder under the provisions of Section 1201 of the California Corporations Code.
     3. That no votes of the shareholders of Triad Systems Corporation, a parent party to this merger, was required.
     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.
     Executed at Livermore, California on the 17th day of January, 1997.

/s/ James R. Porter

James R. Porter, President

/s/ Stanley F. Marquis

Stanley F. Marquis, Secretary

OFFICERS’ CERTIFICATE
OF
TRIAD SYSTEMS CORPORATION
     We, JAMES R. PORTER, President, and STANLEY F. MARQUIS, Secretary of TRIAD SYSTEMS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware do hereby certify:
     1. That they are the President and the Secretary, respectively of Triad Systems Corporation, a Delaware corporation.
     2. That the merger agreement was entitled to be and was approved by the Board of Directors alone without approval of the shareholders under the provisions of Section 251(f) of the Delaware General Corporation Law.
     3. That no votes of the shareholders of Triad Systems Corporation was required.
     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.
     Executed at Livermore, California on the 17th day of January, 1997.

/s/ James R. Porter

James R. Porter, President

/s/ Stanley F. Marquis

Stanley F. Marquis, Secretary

AGREEMENT OF MERGER
BETWEEN
TRIAD SYSTEMS CORPORATION
AND
TRIAD SYSTEMS INTEGRATION CORPORATION
     AGREEMENT OF MERGER dated this 17th day of January, 1997, by and between TRIAD SYSTEMS CORPORATION, a Delaware corporation, herein called the surviving corporation and TRIAD SYSTEMS INTEGRATION CORPORATION, a California corporation, herein called the merging corporation.
     WITNESSETH that:
     WHEREAS, the parties to this Agreement, in consideration of the mutual agreements of each corporation as set forth hereinafter, deem it advisable and generally for the welfare of said corporation, that the merging corporation merge into the surviving corporation under and pursuant to the terms and conditions hereinafter set forth;
     NOW THEREFORE, the corporations parties to this Agreement, by and between their respective boards of directors, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby agree upon and prescribe the terms and conditions of said merger, the mode of carrying them into effect and the manner and basis of converting the shares of the constituent corporations into the shares of the surviving corporation, as follows:
     FIRST: The merging corporation shall be merged into the surviving corporation.
     SECOND: The Articles of Incorporation of the surviving corporation are not to be amended by virtue of the merger provided for in this Agreement.

     THIRD: The terms and conditions of the merger are as follows:
     The directors and officers of the surviving corporation on the effective date of this merger shall continue to be the directors and officers of the surviving corporation.
     Upon the merger becoming effective, the separate existence of the merging corporation shall cease and all the property, rights, privileges, franchises, patents, trademarks, licensees, registrations and other users of every kind and description of the merged corporation shall be transferred to, vested in and devolve upon the surviving corporation without further act or decd and all property, rights, and every other interest of the surviving corporation and the merged corporation, shall be as effectively the property of the surviving corporation as they were of the surviving corporation and the merged corporation respectively. The merged corporation hereby agrees, from time to time, as and when requested by the surviving corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation title to and possession of any property of the merged corporation acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of the merged corporation and the proper officers and directors of the surviving corporation are fully authorized in the name of the merged corporation or otherwise to take any and all such action.
     All rights of creditors and all liens upon the property of either of said corporation shall be preserved unimpaired, and all debts, liabilities and duties of the merged corporation shall

2

thenceforth attach to the surviving corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.
     FOURTH: Each outstanding share of surviving corporation shall remain outstanding. The outstanding shares of merging corporation shall be canceled and no shares of surviving corporation shall be issued in exchange therefor.
     FIFTH: The Agreement of Merger shall become effective upon filing.
     IN WITNESS WHEREOF: the parties hereto have caused this Agreement of Merger to be executed by their respective officers thereunto duly authorized on this 17th day of January, 1997.

TRIAD SYSTEMS CORPORATION

By:	/s/ James R. Porter
James R. Porter, President

By:	/s/ Stanley F. Marquis
Stanley F. Marquis,
Secretary

TRIAD SYSTEMS INTEGRATION CORPORATION

By:	/s/ James R. Porter
James R. Porter, President

By:	/s/ Stanley F. Marquis
Stanley F. Marquis,
Secretary

3

AGREEMENT AND PLAN OF LIQUIDATION
     AGREEMENT AND PLAN OF LIQUIDATION made this 17th day of January, 1997 between TRIAD SYSTEMS CORPORATION, a Delaware corporation (hereinafter called “Shareholder”), and TRIAD SYSTEMS INTEGRATION CORPORATION, a California corporation (hereinafter called “the Corporation”).
     WHEREAS, Shareholder owns 1,000 shares of capital stock of the Corporation, which shares constitute all of the issued and outstanding capital stock of the Corporation; and
     WHEREAS, Shareholder wishes to approve, authorize and consent to the voluntary dissolution of the Corporation in accordance with the Corporations Code of the State of California;
     NOW THEREFORE, the parties hereby agree as follows:
1.	Shareholder approves, authorizes and consents to the voluntary dissolution of the Corporation, such dissolution to be effected as promptly as possible and in no event later than January 31, 1997 and in accordance with the plan of liquidation set forth in this Agreement.
2.	Shareholder hereby authorizes the officers of the Corporation to file a Consent of Shareholder to Dissolution with the Secretary of State of the State of California.
3.	The Shareholder hereby resolves that after payment of the Corporation’s debt, or provision is made therefor, the officers of the Corporation shall distribute all of the remaining property of the Corporation in complete cancellation or redemption of all of its issued and outstanding capital stock, such distribution to be made as promptly as practicable and in any event not later than January 31, 1997.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Liquidation to be executed by their respective duly authorized officers as of the day and year first above written.

TRIAD SYSTEMS CORPORATION

By:	/s/ Stanley F. Marquis
Stanley F. Marquis, Chief Financial
Officer and Secretary

TRIAD SYSTEMS INTEGRATION CORPORATION

By:	/s/ James R. Porter
James R. Porter, President

CERTIFIED COPY OF
DIRECTORS’ RESOLUTION
TO DISSOLVE CORPORATION
     I, STANLEY F. MARQUIS, do hereby certify that I am the duly elected and acting Secretary of Triad Systems Integration Corporation (hereinafter “Corporation”), a California corporation, that the following is a true and correct copy of certain preambles and resolution duly adopted by the Board of Directors of said Corporation by written consent; and that said preambles and resolution are in full force and effect:
     WHEREAS, the sole shareholder of Triad International Sales Corporation has executed and delivered to this Corporation a consent to the dissolution of the Corporation;
     WHEREAS, this Corporation is to be voluntarily dissolved pursuant to the appropriate provisions of the California Corporations Code and
     WHEREAS, it is now desired that a plan be effected for the complete liquidation of this Corporation on or prior to January 31, 1997;
     NOW THEREFORE, BE IT RESOLVED, that the following plan for the complete liquidation of this Corporation on or prior to January 31, 1997, be and hereby adopted:
(1)	The proper officers of this Corporation shall file the appropriate Statement of Intent to Dissolve pursuant to the provisions of the California Corporations Code.

(2)	The assets and property of this Corporation, subject to its liabilities, shall be assigned and conveyed to Triad Systems Corporation, a Delaware corporation the sole shareholder of this Corporation, upon said shareholder agreeing to assume and pay said liabilities and surrendering for cancellation the certificates representing all of the outstanding shares of stock of this Corporation, and the proper officers of this Corporation shall execute, endorse and deliver all assignment, power deeds, bills of sale and documents of conveyance or other documents necessary to effect such conveyance to the sole shareholder.

(3)	Upon such conveyance and assumption, this Corporation shall be dissolved, and the proper officers of this Corporation shall file with the Secretary of State of the State of California the appropriate Articles of Dissolution pursuant to the provisions of the Corporations Code of California, and such other documents as may be required under the laws of California or of the United States as in such case my be provided.
     Witness my hand as Secretary of said Corporation this 17th day of January, 1997.

/s/ Stanley F. Marquis

Stanley F. Marquis, Secretary

OFFICERS’ CERTIFICATE
OF
TRIAD SYSTEMS INTEGRATION CORPORATION
     We, JAMES R. PORTER, President, and STANLEY F. MARQUIS, Secretary of TRIAD SYSTEMS INTEGRATION CORPORATION, a corporation duly organized and existing under the laws of the State of California do hereby certify:
     1. That they are the President and the Secretary, respectively, of Triad International Sales Corporation, a California corporation.
     2. That the merger agreement was entitled to be and was approved by the Board of Directors alone without the approval of the sole shareholder under the provisions of Section 1201 of the California Corporations Code.
     3. That no votes of the shareholders of Triad Systems Corporation, a parent party to this merger, was required.
     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.
     Executed at Livermore, California on the 17th day of January, 1997.

/s/ James R. Porter

James R. Porter, President

/s/ Stanley F. Marquis

Stanley F. Marquis, Secretary

OFFICERS’ CERTIFICATE
OF
TRIAD SYSTEMS CORPORATION
     We, JAMES R. PORTER, President, and STANLEY F. MARQUIS, Secretary of TRIAD SYSTEMS CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware do hereby certify:
     1. That they are the President and the Secretary, respectively of Triad Systems Corporation, a Delaware corporation.
     2. That the merger agreement was entitled to be and was approved by the Board of Directors alone without approval of the shareholders under the provisions of Section 251(f) of the Delaware General Corporation Law.
     3. That no votes of the shareholders of Triad Systems Corporation was required.
     Each of the undersigned declares under penalty of perjury that the statements contained in the foregoing certificate are true of their own knowledge.
     Executed at Livermore. California on the 17th day of January, 1997.

/s/ James R. Porter

James R. Porter, President

/s/ Stanley F. Marquis

Stanley F. Marquis, Secretary

CERTIFICATE OF OWNERSHIP
AND MERGER
OF
TRIAD SYSTEMS CORPORATION
AND
3055 TRIAD DR. CORP.

Pursuant to Section 253 of the
General Corporation Law of the State of Delaware

          Triad Systems Corporation, a Delaware corporation, does hereby certify the following facts relating to the merger of 3055 Triad Dr. Corp, a California corporation, into Triad Systems Corporation (the “Merger”):
          FIRST: The names and states of incorporation of each of the constituent corporations are as follows:

Name of Corporation	State of Incorporation

Triad Systems Corporation	Delaware
3055 Triad Dr. Corp.	California
          SECOND: The name of the corporation surviving the Merger is Triad Systems Corporation.
          THIRD: The Certificate of Incorporation of Triad Systems Corporation shall be the Corporation’s Certificate of Incorporation
          FOURTH: Triad Systems Corporation owns all of the outstanding shares of 3055 Triad Dr. Corp.
          FIFTH: The board of directors of this corporation duly adopted the following resolution on February 19, 1997:
     RESOLVED, that this corporation merge 3055 Triad Dr. Corp., its wholly-owned subsidiary corporation, into itself and assume all its obligations pursuant to Section 253 of the Delaware Corporation Law and Section 1110 of the California Corporations Code.
          SIXTH: This Certificate of Ownership and Merger shall become effective at 4:00 p.m. E.S.T. on February 26,1997.

     IN WITNESS WHEREOF, Triad Systems Corporation has caused this Certificate of Ownership and Merger to be duly executed in its corporation name this 21st day of February, 1997.

TRIAD SYSTEMS CORPORATION

/s/ James R. Porter

James R. Porter, President

/s/ Stanley F. Marquis

Stanley F. Marquis, Secretary

2

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
CCI ACQUISITION CORP.
INTO
TRIAD SYSTEMS CORPORATION
     Pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”), CCI Acquisition Corp., a Delaware corporation (the “Corporation”) formed for the purpose of acquiring Triad Systems Corporation, a Delaware corporation (“Triad”) and a subsidiary of the Corporation, does hereby certify as follows:
     FIRST: That the Corporation was incorporated in the State of Delaware on October 16, 1996, pursuant to the DGCL, Section 253 of which permits the merger of a parent corporation organized and existing under the laws of the State of Delaware into a subsidiary corporation organized and existing under the laws of the State of Delaware if such parent corporation owns at least ninety percent (90%) of the outstanding shares of each class of such subsidiary’s stock.
     SECOND: That the Corporation owns at least ninety percent (90%) of the outstanding shares of common stock, $.001 par value per share (the “Common Stock”), of Triad, a corporation incorporated in the State of Delaware on March 9, 1987 pursuant to the DGCL, and that Triad has no class of stock outstanding other than the Common Stock.
     THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of the members thereof pursuant to Section 141(f) of the DGCL on October 16, 1996, determined to, and effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware does, merge itself into Triad (the “Merger”) in accordance with the terms of the Agreement and Plan of Merger, dated as of October 17, 1996, among the Corporation, Cooperative Computing, Inc. and Triad (as amended by the First Amendment to Agreement and Plan of Merger dated as of January 15, 1997 and the Second Amendment to Agreement and Plan of Merger dated as of February 19, 1997, the “Merger Agreement”).
     WHEREAS, it is proposed that the Corporation acquire Triad Systems Corporation, a Delaware corporation (“Triad”) pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”) among the Corporation, Cooperative Computing, Inc., a Texas corporation (“CCI”) and Triad, pursuant to which the Corporation will make a tender offer (the “Tender Offer”) to purchase all outstanding shares of common stock of Triad, par value $.001 per share, together with the associated common stock purchase rights, and will subsequently be merged with and into Triad (the “Merger”);
     WHEREAS, the Board of the Corporation believes that the acquisition of Triad (the “Acquisition”) is in the best interest of the Corporation;
     WHEREAS, the Board has reviewed draft copies of the Merger Agreement and certain related documents;

     NOW, THEREFORE, BE IT RESOLVED, that the Corporation merge with and into Triad and consummate the Acquisition, all in accordance with the terms of the Merger Agreement (as it may be changed in accordance with these resolutions);
     BE IT FURTHER RESOLVED, that the Merger Agreement, in substantially the form submitted to and reviewed by the Board, and each of the transactions contemplated thereby be and hereby are authorized, adopted and approved;
     BE IT FURTHER RESOLVED, that the Chairman of the Board, President, any Vice President, Treasurer and Secretary of the Corporation (each a “Proper Officer”), any one of whom may act without the joinder of any of the others be, and each hereby is authorized empowered and directed to execute and deliver, in the name of and on behalf of the Corporation, the Merger Agreement, with such changes therein as any such Proper Officer, in that Proper Officer’s sole discretion, may deem necessary or desirable and in the best interest of the Corporation, with the execution and delivery of the Merger Agreement with any changes therein to be conclusive evidence that such officer deemed such changes to meet that standard;
     BE IT FURTHER RESOLVED, that pursuant to section 251(c) of the General Corporation Law of the state of Delaware (the “DGCL”), the Proper Officers of the Corporation be, and each hereby is authorized, empowered, and directed to submit the Merger Agreement to a vote at a meeting of the stockholders of the Corporation and to cause notice of such meeting to be given in accordance with the DGCL; provided, however, that if a written consent executed by the stockholders of the corporation approving the Merger Agreement is earlier obtained, such stockholders’ meeting need not be held;
     FOURTH: That Section 253 of the DGCL permits the amendment of the certificate of incorporation of the surviving corporation in a merger under such section to the extent that the changes in such certificate of incorporation are set forth in the agreement of merger.
     FIFTH: That the Merger Agreement provides that as a result of the Merger, the Certificate of Incorporation of Triad shall be amended and restated in its entirety as set forth on Annex A hereto, and accordingly, that, effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, the Certificate of Incorporation of Triad shall be so amended and restated.
     SIXTH: That the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement have been approved by the holder of all of the outstanding stock of the Corporation entitled to vote thereon by a written consent of sole stockholder without a meeting in accordance with Section 228 of the DGCL.

2

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be signed by Patrick K. McGee, its Vice President this 27th day of February, 1997.

CCI ACQUISITION CORP.

By:	/s/ Patrick K. McGee

Name: Patrick K. McGee
Title: Vice President

3

ANNEX A
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TRIAD SYSTEMS CORPORATION
(A Delaware Corporation)
     FIRST: The name of the Corporation is “Triad Systems Corporation”
     SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.
     THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence.
     FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares, par value $0.01 per share, designated Common Stock.
     FIFTH: Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.
     SIXTH: The directors of the Corporation shall have the power to adopt, amend, and repeal the bylaws of the Corporation.
     SEVENTH: No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein “person” means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.
     EIGHTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the General Corporation Law of Delaware, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Eighth is in effect. Any repeal or amendment of this Article Eighth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Eighth. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the General Corporation Law of Delaware, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the General Corporation Law of Delaware, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.
     The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.
     As used herein, the term “proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.

2

     NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Ninth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Ninth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the General Corporation Law of Delaware.
     TENTH: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of Delaware.

3

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
TRIAD SYSTEMS CORPORATION
     Triad Systems Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ( the “Corporation”), does hereby certify:
     FIRST: That the Stockholders and the Board of Directors of said corporation, by joint unanimous written consent, filed with the minutes of the Corporation, declaring the following amendment to the Certificate of Incorporation of said corporation:
     RESOLVED, that the Certificate of Incorporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:
     The name of the Corporation is COOPERATIVE COMPUTING, INC.
     SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, said Triad Systems Corporation has caused this certificate to be signed on this 18th day of March, 1997.

Triad Systems Corporation

By:	/s/ Glenn E. Staats

Name: Glenn E. Staats
Title: President

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
     1. The name of the corporation (hereinafter called the “corporation”) is
COOPERATIVE COMPUTING, INC.
     2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.
     3. The registered agent of the corporation within the Slate of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.
     4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on 2-11, 2002

/s/ Christopher Speltz

CHRISTOPHER SPELTZ, Vice President

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
COOPERATIVE COMPUTING, INC.
(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)
     Cooperative Computing, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
     FIRST: The name of the Corporation is Cooperative Computing, Inc.
     SECOND: On September 24, 2003, the Board of Directors of the Corporation duly adopted a resolution setting forth the following amendment to the Certificate of Incorporation of the Corporation.
     The First Article of the Corporation’s Certificate of Incorporation is amended in its entirety to read as follows:
     “The name of the Corporation is Activant Solutions Inc.”
     THIRD: The sole shareholder of the Corporation entitled to vote on the above-stated proposed amendment executed a written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware adopting such amendment.
     FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 24 day of September, 2003.

COOPERATIVE COMPUTING, INC.
By:	/s/ Richard W. Rew, II
	Name:	RICHARD W. REW, II
	Title:	SECRETARY

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:56 PM 10/01/2003
FILED 03:56 PM 10/06/2003
SRV 030645667 — 2119804 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
COOPERATIVE COMPUTING, INC.
(Pursuant to Section 242 of the General Corporation Law of the Sate of Delaware)
     Cooperative Computing, Inc., a corporation organized and existing ender the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:
     FIRST: The name of the Corporation is Cooperative Computing, Inc.
     SECOND: On September 2003, the Board of Directors of the Corporation duly adopted a resolution setting forth the following amendment to the Certificate of Incorporation of the Corporation.
     The First Article of the Corporation’s Certificate of Incorporation is amended in its entirety to read as follows:
     “The name of the Corporation is Activant Solutions Inc.”
     THIRD: The sole shareholder of the Corporation entitled to vote on the above-stated proposed amendment executed a written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware adopting such amendment.
     FOURTH: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 24th day of September, 2003.

COOPERATIVE COMPUTING, INC.
By:	/s/ Richard W. Rew, II
	Name:	RICHARD W. REW, II
	Title:	SECRETARY

AFFIDAVIT
OF
FILING DATE
     This instrument hereby acknowledges that the undersigned, Deborah A. Hampton, (“affiant”), employed by Corporation Service Company located at 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, is of legal age, and does hereby swear and affirm that the following is true and accurate, to the best of her knowledge, under penalty of perjury:
1.	On October 2, 2003, the internal computer system within Corporation Service Company (CSC) crashed at approximately 5:00 p.m. do to a power outage in the building. One of our employees had already left for the day before this power outage. When this employee returned to work on October 3, 2003, it was discovered that our internal computer system no longer recognized her profile as a CSC user. Since then this employee has been unable to log in under her own identification and has been using the identification of another employee to access our internal system.

2.	The affected employee has been holding a name change amendment on her desk pending notification to file. The name of this amendment is Cooperative Computing, Inc.

3.	CSC’s customary practice for communicating order instructions is to utilize an internal queuing system. This system operates by using the employee’s system identification.

4.	On October 6, 2003, the notification to file the Cooperative Computing, Inc. name change amendment was entered into the CSC queuing system. Because the issue with the affected employee’s system identification had not been resolved, this notification was not received and the document was not filed.

5.	CSC hereby requests the Delaware Division of Corporations accept the aforementioned Certificate of Amendment for filing and record the date of filing as October 6, 2003.

Signed to this 7th day of October, 2003.

/s/ Deborah A. Hampton

Deborah A. Hampton
Corporation Service Company
2711 Centerville Road, Suite 400
Wilmington, DE 19808

STATE OF DELAWARE
COUNTY OF NEW CASTLE
In Wilmington, Delaware on the 7th day of October, 2003, before me, a Notary Public in and for the above state and county, personally appeared Deborah A. Hampton, known to me or proved to be the person named in and who executed the foregoing instrument, and being first duly sworn, such person acknowledged that she executed said instrument for the purposes therein contained as her free and voluntary act and deed.

/s/ Lynn M. Connelongo

NOTARY PUBLIC
My Commission Expires: 12-21-2006
(SEAL)

CERTIFICATE OF OWNERSHIP
AND MERGER MERGING
ACTIVANT SOLUTIONS HOLDINGS INC.
INTO
ACTIVANT SOLUTIONS INC.
May 2, 2006
     Pursuant to Section 253 of the General Corporation Law of the State of Delaware, Activant Solutions Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:
     FIRST: That the Corporation was incorporated on the 26th day of May, 1999, pursuant to the General Corporation Law of the State of Delaware.
     SECOND: That the Corporation owns at least ninety percent (90%) of the outstanding shares of the common stock, $0.01 par value per share (the “Activant Common Stock”), of Activant Solutions Inc. (“Activant”), a corporation incorporated on the 9th day of March, 1987 pursuant to the General Corporation Law of the State of Delaware, and Activant has no classes of stock outstanding other than the Activant Common Stock.
     THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of the members thereof, filed with the minutes of the Board of Directors, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware on May 2, 2006, determined to, and effective upon the filing of this Certificate of Ownership and Merger with the Secretary of State of the State of Delaware does, merge itself with and into Activant (the “Merger”):
     WHEREAS, the Corporation is the legal and beneficial owner of one hundred percent (100%) of the outstanding shares of Common Stock, $0.01 par value per share (“Activant Common Stock”), of Activant Solutions Inc., a Delaware corporation (“Activant”), and Activant has no other classes of stock outstanding;
     WHEREAS, there are no classes of stock of the Corporation outstanding other than shares of common stock, par value $.000125 per share (“Holdings Common Stock”), of the Corporation;
     WHEREAS, the Corporation desires to merge itself with and into Activant pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware;
     WHEREAS, the Board of Directors of the Corporation believes that the merger of the Corporation into Activant is in the best interests of the Corporation and its stockholder;
     NOW, THEREFORE, BE IT RESOLVED, that effective upon the filing of a Certificate of Ownership and Merger (the “Effective Time”) embodying these resolutions

2

with the Secretary of State of the State of Delaware (but subject to approval of the sole stockholder of the Corporation) the Corporation merge with and into Activant (the “Merger”), with Activant being the surviving corporation (the “Surviving Corporation”);
     BE IT FURTHER RESOLVED, that the terms and conditions of the Merger are as follows: From and after the Effective Time, each share of Activant Common Stock outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be cancelled and retired and cease to exist, without any payment being made in respect thereof; and each share of Holdings Common Stock, shall be converted into one (1) share of common stock, $0.001 par value per share, of the Surviving Corporation, certificates for which shall be issued to the sole stockholder of the Corporation upon surrender to the Surviving Corporation of such stockholder’s certificates formerly representing shares of Holdings Common Stock;
     BE IT FURTHER RESOLVED, that the Merger shall be submitted to the sole stockholder of the Corporation for approval; and
     BE IT FURTHER RESOLVED, that the Chief Executive Officer, President, Chief Financial Officer, any Vice President, Secretary, and any Assistant Secretary of the Corporation be and each hereby is authorized to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions providing for the Merger, and the date of adoption hereof, and to cause the same to be filed with the Secretary of State of the State of Delaware and to do all acts and things, whatsoever, whether within or without the State of Delaware, which may be in any way necessary or appropriate to effect the Merger.
     FOURTH: That the Merger has been approved by the holder of all of the outstanding stock of the Corporation entitled to vote thereon by written consent of the sole stockholder without a meeting in accordance with Section 228 of the Delaware General Corporation Law.
* * * * *
[Remainder of page intentionally left blank]

3

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be duly executed on its behalf as of the date first written above.

ACTIVANT SOLUTIONS HOLDINGS INC.
By:
	Name:	Greg Petersen
	Title:	Executive Vice President & Chief Financial Officer

[Signature Page to the Certificate of Ownership and Merger]

CERTIFICATE OF CORRECTION
TO
CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
ACTIVANT SOLUTIONS HOLDINGS INC.
INTO
ACTIVANT SOLUTIONS INC.
May 5, 2006
     Pursuant to Section 103 of the General Corporation Law of the: State of Delaware, Activant Solutions Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:
     FIRST: That the Corporation was incorporated on the 9th day of March, 1987, pursuant to the General Corporation Law of the State of Delaware.
     SECOND: That a Certificate of Ownership and Merger (the “Certificate of Ownership and Merger”) merging Activant Solutions Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (“Holdings”), with and into the Corporation with the Corporation as the surviving corporation (the “Surviving Corporation”), was filed with the Secretary of State of the State of Delaware on May 2, 2006, and that the Certificate of Ownership and Merger requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.
     THIRD: The inaccuracy or defect of the Certificate of Ownership and Merger is:
     The par value per share of the common stock of the Surviving Corporation in the second resolution of the resolutions of the Board of Directors of Holdings set forth in the Third Article of the Certificate of Ownership and Merger appeared as “$0.001” whereas it should have appeared as “$0.01.”
     FOURTH: The second resolution set forth in the Third Article of the Certificate is hereby corrected to read as follows:
     “BE IT FURTHER RESOLVED, that the terms and conditions of the Merger are as follows: From and after the Effective Time, each share of Activant Common Stock outstanding immediately prior to the Effective Time shall cease to be outstanding and shall automatically be cancelled and retired and cease to exist, without any payment being made in respect thereof; and each share of Holdings Common Stock, shall be converted into one (1) share of common stock, $0.01 par value per share, of the Surviving Corporation, certificates for which shall be issued to the sole stockholder of the Corporation upon surrender to the Surviving Corporation of such stockholder’s certificates formerly representing shares of Holdings Common Stock;”

2

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be duly executed on its behalf as of the date first written above.

ACTIVANT SOLUTIONS INC.
By:
	Name:	Greg Petersen
	Title:	Executive Vice President & Chief Financial Officer

[Signature Page to the Certificate of Correction]